Exhibit (c)(2)

Project Motion Fairness Opinion Presentation to the Special Committee Strictly Private and Confidential April 22, 2013

Preface The following materials contain information provided to the Special Committee of the Board of Directors (the “Committee”) of Motion (the “Company”) by RBC Capital Markets, LLC (“RBC”). These materials were compiled or prepared on a confidential basis solely for the use of the Committee and not with a view towards public disclosure (whether under any securities law or otherwise). The information contained in these materials was obtained from information provided to RBC (i) by the management of the Company, and (ii) from publicly available, third-party sources, in each case, without independent verification by RBC. Any estimates and projections contained herein have been based upon the estimates and projections contained in such documents and third-party sources and reflect current views and there is no assurance that such estimates and projections will be realized. Neither RBC nor any of its employees, affiliates, advisors or representatives make any representations (express or implied) as to the accuracy or completeness of the information contained herein and nothing contained herein is, or shall be construed or relied upon as, a representation, whether as to the past, present or future. These materials were prepared by RBC solely for use by the Committee and were not prepared for use by any other person or entity and accordingly, neither RBC nor the Committee nor their respective advisors or agents take any responsibility for the materials contained herein to the extent used by any such person or entity. RBC does not have any obligation to update or otherwise revise the materials contained herein. These materials are based in part on the draft Agreement and Plan of Merger dated April 22, 2013 (the “Agreement”), by and among Iron-M Investment Holdings Limited, a Cayman Islands limited liability corporation (“Parent”), Iron-M Investment Holdings Merger Sub Limited, a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and the Company. Any revisions to the Agreement could impact RBC’s analyses contained herein. Accordingly, the materials contained herein are subject to any revisions to the Agreement. These materials must not be disclosed, copied, reproduced, distributed, or passed to others at any time without the prior written consent of RBC.

2 Table of Contents I. Process Overview II. Transaction Overview III. Opinion Analyses Appendix A. Additional Materials

Process Overview SECTION I

4 Motion Process Overview . RBC was originally engaged by Motion’s Board of Directors (the “Board”) on February 29th, 2012 to explore a potential transaction . At the direction of the Board and commencing on April 10th, 2012, RBC contacted 21 parties . 17 parties showed potential interest, 10 parties executed an NDA and 9 parties held management meetings and follow-ups . In May / June, 2012, RBC sent bid instruction letters to 4 parties (Party A, Party B, Party C, Party D); however, no parties bid at that time . RBC remained in dialogue with 3 additional parties: Party E, Party F, and Party G who were subsequently instructed that the Board had determined that the process was to be put on-hold . Initial RBC engagement was terminated on August 9th, 2012 . On November 10th, 2012, the company received an unsolicited indication of interest from Iron of $4.00 / share . On November 20th, 2012, the unsolicited indication of interest from Iron was publicly disclosed . On November 21st, 2012, RBC was engaged by the Special Committee to the Board of Directors to explore a potential transaction . At the direction of the Special Committee and commencing on November 21st, 2012, RBC contacted 14 parties including 10 parties contacted as part of the initial process, in addition to Iron . 10 of these 14 additional parties showed potential interest . 6 additional parties executed an NDA (Iron, Party H, Party I, Party G, Party J, and Party K; Party L had previously executed an NDA) . 7 parties held management meetings, including Iron . In December, RBC notified Iron that Special Committee determined its bid was not pre-emptive enough to terminate the process and enter into exclusivity, shared with Iron its views on valuation and asked Iron to further evaluate in order to improve its bid . On January 2nd, 2013, Motion management provided revised estimates for FY2013 to RBC . Through January 25th, 2013 and after initial meetings, 3 parties continued to evaluate further and were invited to hold additional meetings at Motion’s offices in China (Iron, Party I and Party K) . 2 of these 3 parties held meetings in China (Iron and Party K) . Party I decided not to make the trip and ceased its participation in the process, citing they would not be able to exceed the existing $4.00 / share proposal from Iron . After additional meetings with Motion Management and discussions with RBC, Iron submitted a proposal of $4.15 / share and a draft of the Merger Agreement on February 12th, 2013 . On February 13th, 2013, RBC contacted Party K to inquire as to its level of interest in continuing to pursue a transaction and provide guidance on timing

5 Motion Process Overview (cont’d) . On February 16th, 2013, Party K decided to withdraw from the process . On February 21st, 2013, RBC engaged Iron to discuss and negotiate its offer of $4.15 / share . On February 23rd, 2013, Iron submitted a revised proposal of $4.35 / share and requested permission to engage Management . On February 26th, 2013, at the direction of the Special Committee to the Board of Directors, RBC contacted Iron to negotiate key terms upon which, if accepted, it would provide permission to engage Management . On March 8th, 2013, Motion announced earnings for Q4 FY2012 and fiscal year-end 2012 as well as revised revenue guidance for Q1 FY2013 downward from $14mm - $16mm to $11mm - $12mm . After coming to an agreement in principle on key terms, on March 11th, 2013, the Special Committee to the Board of Directors resolved to provide Iron access to Management and was authorized to access the Company’s virtual data room . On March 21st, 2013, Iron contacted RBC to discuss the possibility of revisiting valuation . On March 26th, 2013, at the direction of the Special Committee of the Board of Directors, RBC notified Iron that the Special Committee was not inclined to engage in further discussions regarding the valuation of $4.35 / share at that time . On April 1st, 2013, Iron submitted a revised bid of $4.10, citing a variety of factors to justify a reduction in its bid price . On April 3rd, 2013, at the direction of the Special Committee to the Board of Directors, RBC informed Iron that $4.10 was not acceptable, and there would not be a discussion on price until all other DD and DA were completed and all open issues resolved . From April 5th to April 15th, 2013, Motion counsel and Iron counsel continued to exchange markups of the agreements . On April 16th, 2013, Special Committee met with various members of RBC and Motion / Special Committee counsel to discuss open issues and response to Iron; later that day the Special Committee provided Iron with a counter-proposal of $4.30 / share together with a response on certain Agreement terms . On April 17th, 2013, after extensive negotiations, Iron and Special Committee agreed on a consideration of $4.225 / share in addition to Iron’s acceptance of certain Agreement terms

Transaction Overview SECTION II

7 Financial Metrics of Proposed Offer Terms Note: LTM is as of 12/31/2012 per company filings. Not Meaningful (NM) when relevant multiples are less than zero. (1) Based on the treasury stock method, accounting for basic shares outstanding, stock options and restricted stock units per Motion management, as of 4/22/2013. (2) Cash as of 12/31/2012 per 10K for period ending 12/31/2012 filed on 3/22/2013 and includes cash & cash equivalents. (3) Debt as of 12/31/2012 per 10K for period ending 12/31/2012 filed on 3/22/2013 and includes debt, minority interest and preferred stock. (4) Enterprise Value (EV) = Equity Value + Total Debt + Preferred Stock + Minority Interest – Cash & Cash Equivalents. (5) Motion EBITDA is operating income adjusted for depreciation, amortization, stock-based compensation and other one-time costs. (6) Revenue & EBITDA projections based on management estimates as of 1/2/2013 per direction of Special Committee with adjustments to revenue in Q1 2013 (and corresponding adjustment to EBITDA) based on management guidance publicly disclosed on 3/8/2013. (7) Implied spot premium based on current share price as of 4/19/2013 of $2.74. (8) Implied spot premiums based on unaffected share price as of 11/20/2012 of $1.74. ($ in millions, except per share data) Proposed Offer Metrics Current Company Trading Metrics Unaffected Company Trading Metrics Offer Price per Share $4.225 $2.74 $1.74 TSM Shares Outstanding (1) 25.675 25.273 25.063 Equity Value $108.5 $69.2 $43.6 Less: Cash (2) (64.8) (64.8) (64.8) Plus: Debt (3) 18.1 18.1 18.1 Enterprise Value (4) $61.8 $22.6 ($3.1) Actual Mgmt Estimates (6) Actual Mgmt Estimates (6) Actual Mgmt Estimates (6) LTM 2013E 2014E LTM 2013E 2014E LTM 2013E 2014E Revenue Mgmt Estimates (1/2/2013) $65.0 $72.1 $89.4 $65.0 $72.1 $89.4 $65.0 $72.1 $89.4 Impact of Earnings Release/Q1 Guidance (3/8/2013) (1.2) (3.4) 0.0 (1.2) (3.4) 0.0 (1.2) (3.4) 0.0 Revised Revenue $63.8 $68.6 $89.4 $63.8 $68.6 $89.4 $63.8 $68.6 $89.4 EBITDA (5) Mgmt Estimates (1/2/2013) $6.0 $6.2 $10.1 $6.0 $6.2 $10.1 $6.0 $6.2 $10.1 Impact of Earnings Release/Q1 Guidance (3/8/2013) (0.3) (1.2) 0.0 (0.3) (1.2) 0.0 (0.3) (1.2) 0.0 Revised EBITDA $5.7 $4.9 $10.1 $5.7 $4.9 $10.1 $5.7 $4.9 $10.1 EV / Revised Revenue 1.0x 0.9x 0.7x 0.4x 0.3x 0.3x NM NM NM EV / Revised EBITDA (5) 10.9x 12.5x 6.1x 4.0x 4.6x 2.2x NM NM NM Implied Spot Premiums (7) Implied Spot Premiums (8) 1-Day 1-Week 1-Month 1-Day 1-Week 1-Month 54.2% 48.2% 61.3% 142.8% 144.2% 130.9%

Opinion Analyses SECTION III

9 Summary of Opinion Analyses Source: SEC and other public filings, Bloomberg, Factset, and ThomsonOne Analytics. Note: LTM is as of 12/31/2012. EBITDA is operating income adjusted for depreciation, amortization, stock-based compensation and other one-time costs. (1) Motion financial estimates provided by Motion management as of 1/2/2013 per direction of Special Committee with adjustments to revenue in Q1 2013 (and corresponding adjustment to EBITDA) based on management guidance publicly disclosed on 3/8/2013. (2) Enterprise Value (EV) = Equity Value + Total Debt + Preferred Stock + Minority Interest – Cash & Cash Equivalents. Cash and debt as of 12/31/2012 per 10K for period ending 12/31/2012 filed on 3/22/2013. (3) Implied transaction metrics based upon transaction price per share of $4.225. (4) Selected semiconductor companies deemed comparable to Motion. Companies do not include control premiums. See also pages 10 and 11 hereof for additional detail. (5) Selected transactions in the semiconductor sector that have closed since 1/1/2009. See also page 12 hereof for additional detail. (6) DCF analysis EV range assumes EBITDA exit multiple of 3.0 – 5.0x, a revenue exit multiple of 0.6x – 0.8x, and a WACC range of 20.4 – 22.4%. See also page 13 hereof for additional detail. ($ in millions, except per share data) Motion Metrics (1) Enterprise Value ($USD) (2) Multiples Range / Implied Share Price Implied Transaction Metrics (3) Low High Low Median Mean High Implied Multiple Comparable Companies Analysis (4) Comps - CY13E EV/Rev $68.6 $28.4 $124.8 0.4x 0.7x 0.9x 1.8x 0.9x Implied Share Price $2.96 $3.82 $4.17 $6.59 Comps - CY14E EV/Rev $89.4 $37.5 $141.4 0.4x 0.6x 0.8x 1.6x 0.7x Implied Share Price $3.31 $4.07 $4.53 $7.21 Comps - CY13E EV/EBITDA $4.9 $17.6 $106.2 3.6x 8.0x 10.0x 21.5x 12.5x Implied Share Price $2.55 $3.39 $3.76 $5.89 Comps - CY14E EV/EBITDA $10.1 $30.7 $119.3 3.1x 4.7x 5.6x 11.8x 6.1x Implied Share Price $3.05 $3.67 $4.03 $6.38 Precedent Transaction Analysis (5) Precedents - LTM EV/Rev $63.8 $5.3 $109.3 0.1x 0.9x 1.0x 1.7x 1.0x Implied Share Price $2.07 $4.11 $4.26 $6.00 Precedents - LTM EV/EBITDA $5.7 $37.6 $82.8 6.6x 7.9x 9.7x 14.6x 10.9x Implied Share Price $3.31 $3.58 $3.99 $5.01 Share Price ($USD) Implied Share Price Discounted Cash Flow Analysis (6) Enterprise Value - EBITDA Multiple $37.8 $60.0 $3.34 $4.22 $4.225 Enterprise Value - Revenue Multiple $41.9 $55.2 $3.50 $4.03 $4.225

10 Comparable Companies Analysis – Trading Metrics ($ in millions, except per share data) Source: SEC and other public filings, and Capital IQ consensus. Notes: Comparable company projections per Capital IQ consensus. Fiscal years have been adjusted to calendar years based on summation of quarterly CY estimates or fractional pro-ration. LTM Statistics as of 12/31/2012. Not Meaningful (NM) when relevant multiples are less than zero or greater than 30.0x for EV / EBITDA. Not Available (NA) when figures are not publicly available. (1) Includes the impact of options and warrants using the treasury stock method, and impact of restricted stock units. (2) Enterprise Value (EV) = equity value + total debt + preferred stock + minority interest – cash & cash equivalents. (3) EBITDA is operating income adjusted for depreciation, amortization, restructurings, stock-based compensation and other one-time costs. (4) Selected semiconductor companies deemed comparable to Motion. Companies do not include control premiums. (5) STMicroelectronics Enterprise Value includes non-controlling interest of $139.0mm. EBITDA adjusted for stock-based compensation, restructuring charges and other related closure costs. LTM as of 12/31/2012. (6) RF Micro Devices EBITDA adjusted for stock-based compensation, acquired inventory step-up and revaluation, acquisition-related costs and restructuring expenses, IPR litigation costs, inventory revaluation resulting from transfer of MBE operations, other expenses/income from restructuring, gain/loss on PP&E, and start-up costs and other expenses. LTM as of 12/31/2012. (7) International Rectifier EBITDA adjusted for stock-based compensation, impairment of goodwill, and gain on disposition of property. LTM as of 12/31/2012. (8) TriQuint Semiconductor EBITDA adjusted for stock-based compensation, restructuring charges and charges associated with acquisitions. LTM as of 12/31/2012. (9) MagnaChip Semiconductor EBITDA adjusted for stock-based compensation, restructuring and impairment charges and secondary offering expenses. LTM as of 12/31/2012. (10) IXYS EBITDA adjusted for stock-based compensation. LTM as of 12/31/2012. (11) Supertex EBITDA adjusted for stock-based compensation. LTM as of 12/31/2012. (12) Pericom Semiconductor EBITDA adjusted for stock-based compensation and write-off of notes receivable. LTM as of 12/31/2012. (13) Himax Enterprise Value includes non-controlling interest of $0.9mm. EBITDA adjusted for stock-based compensation. LTM as of 12/31/2012. (14) Projections based on management estimates as of 1/2/2013 per direction of Special Committee with adjustments to revenue in Q1 2013 (and corresponding adjustment to EBITDA) based on management guidance publicly disclosed on 3/8/2013. Motion debt includes non-controlling interest of $0.7mm. Motion EBITDA is operating income adjusted for depreciation, amortization, stock-based compensation and other one-time costs. (15) Projections based on Craig Hallum and Needham research estimates as of 3/8/2013. EV / Revenue EV / EBITDA(3) LTM CY13E CY14E LTM CY13E CY14E Comparable Companies (4) STMicroelectronics NV [STM] (5) $7.25 83% $6,493 $1,301 $2,493 $5,440 0.6x 0.6x 0.6x 13.2x 7.2x 4.0x RF Micro Devices Inc. [RFMD] (6) $5.06 92% $1,415 $81 $190 $1,306 1.5x 1.2x 1.0x 14.7x 8.6x 6.1x International Rectifier Corporation [IRF] (7) $18.10 80% $1,252 $0 $377 $875 0.9x 0.9x 0.8x 19.2x 21.5x 4.7x Himax Technologies, Inc. [HIMX] (13) $5.50 83% $939 $73 $212 $801 1.1x 0.9x 0.8x 9.0x 8.0x 6.2x TriQuint Semiconductor, Inc. [TQNT] (8) $4.82 79% $775 $0 $139 $636 0.8x 0.7x 0.6x 6.6x 7.8x 4.6x MagnaChip Semiconductor Corporation [MX] (9) $14.75 81% $550 $202 $182 $569 0.7x 0.6x 0.6x 4.0x 3.6x 3.1x IXYS Corp. [IXYS] (10) $9.03 70% $278 $28 $107 $200 0.7x 0.7x 0.6x 4.8x 4.2x 3.1x Supertex Inc. [SUPX] (11) $21.58 92% $249 $0 $137 $113 1.8x 1.8x 1.6x 17.7x 20.9x 11.8x Pericom Semiconductor Corp. [PSEM] (12) $6.46 70% $152 $1 $99 $54 0.4x 0.4x 0.4x 3.8x 8.2x 7.1x Low 70% 0.4x 0.4x 0.4x 3.8x 3.6x 3.1x Mean 81% 0.9x 0.9x 0.8x 10.3x 10.0x 5.6x Median 81% 0.8x 0.7x 0.6x 9.0x 8.0x 4.7x High 92% 1.8x 1.8x 1.6x 19.2x 21.5x 11.8x Motion (14) - 11/20/2012 (Unaffected) $1.74 38% $44 $18 $65 ($3) NM NM NM NM NM NM Motion (14) - 4/19/2013 (Current) $2.74 59% $69 $18 $65 $23 0.4x 0.3x 0.3x 4.0x 4.6x 2.2x Motion (14) - at $4.225 / share (Mgmt Estimates) $4.23 91% $108 $18 $65 $62 1.0x 0.9x 0.7x 10.9x 12.5x 6.1x Motion (15) - at $4.225 / share (Consensus Estimates) $4.23 91% $108 $18 $65 $62 1.0x 1.2x 1.0x 10.9x NA NA Enterprise Value (2) Company Price 04/19/13 % of 52- Wk High Market Cap (1) Debt Cash

11 Comparable Companies Analysis – Operating Metrics ($ in millions, except per share data) Source: SEC and other public filings, and Capital IQ consensus. Notes: Comparable company projections per Capital IQ consensus. Fiscal years have been adjusted to calendar years based on summation of quarterly CY estimates or fractional pro-ration. LTM Statistics as of 12/31/2012. (1) EBITDA is operating income adjusted for depreciation, amortization, restructurings, stock-based compensation and other one-time costs. (2) Gross margin excludes impact of amortization of intangibles, stock-based compensations and other items. (3) Selected semiconductor companies deemed comparable to Motion. Companies do not include control premiums. (4) STMicroelectronics EBITDA adjusted for stock-based compensation, restructuring charges and other related closure costs. LTM as of 12/31/2012. (5) RF Micro Devices EBITDA adjusted for stock-based compensation, acquired inventory step-up and revaluation, acquisition-related costs and restructuring expenses, IPR litigation costs, inventory revaluation resulting from transfer of MBE operations, other expenses/income from restructuring, gain/loss on PP&E, and start-up costs and other expenses. LTM as of 12/31/2012. (6) International Rectifier EBITDA adjusted for stock-based compensation, impairment of goodwill, and gain on disposition of property. LTM as of 12/31/2012. (7) TriQuint Semiconductor EBITDA adjusted for stock-based compensation, restructuring charges and charges associated with acquisitions. LTM as of 12/31/2012. (8) MagnaChip Semiconductor EBITDA adjusted for stock-based compensation, restructuring and impairment charges and secondary offering expenses. LTM as of 12/31/2012. (9) IXYS EBITDA adjusted for stock-based compensation. LTM as of 12/31/2012. (10) Supertex EBITDA adjusted for stock-based compensation. LTM as of 12/31/2012. (11) Pericom Semiconductor EBITDA adjusted for stock-based compensation and write-off of notes receivable. LTM as of 12/31/2012. (12) Himax EBITDA adjusted for stock-based compensation. LTM as of 12/31/2012. (13) Projections based on management estimates as of 1/2/2013 per direction of Special Committee with adjustments to revenue in Q1 2013 (and corresponding adjustment to EBITDA) based on management guidance publicly disclosed on 3/8/2013. Motion debt includes non-controlling interest of $0.7mm. (14) Projections based on Craig Hallum and Needham research estimates as of 3/8/2013. Revenue Revenue Growth EBITDA(1) Gross Margin(2) EBITDA(1) Margin LTM CY13E CY14E CY12-13 CY13-14 LTM CY13E CY14E LTM LTM Comparable Companies (3) STMicroelectronics NV [STM] (4) $8,493 $8,560 $9,064 (2%) 6% $413 $759 $1,352 33% 5% RF Micro Devices Inc. [RFMD] (5) $871 $1,109 $1,249 31% 13% $89 $153 $214 34% 10% International Rectifier Corporation [IRF] (6) $994 $998 $1,079 0% 8% $46 $41 $188 28% 5% Himax Technologies, Inc. [HIMX] (12) $737 $851 $1,060 34% 25% $89 $100 $129 23% 12% TriQuint Semiconductor, Inc. [TQNT] (7) $829 $854 $988 4% 16% $97 $82 $140 31% 12% MagnaChip Semiconductor Corporation [MX] (8) $820 $890 $962 8% 8% $144 $159 $186 32% 18% IXYS Corp. [IXYS] (9) $300 $294 $335 (3%) 14% $41 $48 $64 32% 14% Supertex Inc. [SUPX] (10) $63 $62 $71 (1%) 15% $6 $5 $10 48% 10% Pericom Semiconductor Corp. [PSEM] (11) $139 $131 $129 (5%) (1%) $14 $7 $8 38% 10% Low (5%) (1%) 23% 5% Mean 8% 11% 33% 11% Median 0% 13% 32% 10% High 34% 25% 48% 18% Motion (13) (Management Estimates) $64 $69 $89 8% 30% $6 $5 $10 37% 9% Motion (14) (Consensus Estimates) $64 $52 $59 (18%) 14% $6 NA NA 37% 9% Company

12 Precedent Transaction Analysis (1) ($ in millions, except per share data) Source: SEC and other public filings. Notes: Not Available (NA) when figures are not publicly available; Not Meaningful (NM) when relevant or projected figures are less than zero and EBITDA multiples are greater than 30.0x. LTM EBITDA adjusted for stock-based compensation, restructuring expenses, and other available non-recurring items. (1) Represents selected public semiconductor device transactions since 1/1/2009 with equity values of $25mm to $275mm. (2) Enterprise Value (EV) = equity value + total debt + preferred stock + minority interest – cash & cash equivalents. (3) Conexant / Golden Gate Capital transaction premium represents unaffected price prior to announced bid by Standard Microsystems on 1/8/2011. (4) Projections based on management estimates as of 1/2/2013 per direction of Special Committee with adjustments to revenue in Q1 2013 (and corresponding adjustment to EBITDA) based on management guidance publicly disclosed on 3/8/2013. Motion debt includes non-controlling interest of $0.7mm. Motion EBITDA is operating income adjusted for depreciation, amortization, stock-based compensation and other one-time costs. Announce Date Target Acquiror Equity Value Enterprise Value (2) EV/ LTM Rev EV/ LTM EBITDA Premium 1 Day (%) (3) Target LTM GM% 12/26/2012 BCD Semiconductor Diodes $154.7 $131.3 1.0x 7.9x 101.0% 27.7% 06/12/2012 Ramtron International Cypress Semiconductor $91.7 $100.3 1.4x 12.9x 37.0% 51.4% 02/07/2011 Conexant Systems Golden Gate Capital $206.2 $291.3 1.3x 6.7x 27.0% 60.8% 09/07/2010 Microtune Zoran $168.8 $86.4 1.0x NM 18.2% 53.7% 03/30/2010 White Electronic Designs Microsemi $169.0 $103.7 1.6x 14.6x 28.2% 38.6% 02/03/2010 Silicon Storage Technology Microchip $274.4 $91.2 0.4x NM 53.2% 29.8% 12/14/2009 California Micro Devices ON Semiconductor $111.5 $67.3 1.7x NM 54.1% 26.8% 12/07/2009 Zilog IXYS $62.4 $24.4 0.8x NM 21.1% 38.6% 08/18/2009 ARC International Virage Logic $41.6 $21.1 0.9x NM 38.3% 92.0% 04/27/2009 Tundra Semiconductor Integrated Device Technology $99.8 $48.6 0.9x 6.6x 103.6% 61.9% 02/23/2009 Hifn Exar $65.5 $30.7 0.8x NM 67.4% 65.0% 02/09/2009 SiRF Technology CSR $135.1 $19.3 0.1x NM 90.7% 47.5% Low: 0.1x 6.6x 18.2% 26.8% Median: 0.9x 7.9x 45.8% 49.4% Mean: 1.0x 9.7x 53.3% 49.5% High: 1.7x 14.6x 103.6% 92.0% Motion (4) - at $4.225 / share 1.0x 10.9x 142.8% 37.1%

13 Discounted Cash Flow Analysis Projected Year Ending December 31, CY2011 CY2012 CY2013 CY2014 CY2015 CY2016 CY2017 Revenue $68.2 $63.8 $68.6 $89.4 $103.3 $120.6 $136.2 COGS (44.3) (40.1) (42.7) (54.0) (60.6) (69.8) (77.5) Gross Profit 23.8 23.7 25.9 35.4 42.7 50.8 58.7 Opex (27.4) (24.5) (28.2) (33.4) (36.6) (39.7) (42.6) SBC & NCI 3.2 1.8 1.6 1.7 1.7 1.6 1.6 EBIT (0.4) 1.0 (0.7) 3.6 7.8 12.8 16.1 D&A 4.7 4.7 5.7 6.4 6.8 7.1 7.9 EBITDA $4.4 $5.7 $4.9 $10.1 $14.6 $19.8 $24.0 Taxes (0.1) (0.3) (0.3) (0.4) (0.7) (1.2) (1.5) Change in Working Capital (2.4) (3.5) (2.3) (2.9) (2.6) Capital Expenditures (2.9) 1.0 (6.4) (5.0) (4.0) (6.0) (4.0) Unlevered Free Cash Flow (uFCF) $1.4 $6.4 ($4.1) $1.2 $7.5 $9.8 $15.9 Revenue Growth 76.3% (6.4%) 7.6% 30.2% 15.6% 16.7% 13.0% Gross Margin 35.0% 37.1% 37.7% 39.6% 41.4% 42.1% 43.1% EBIT Margin (0.5%) 1.6% (1.0%) 4.1% 7.5% 10.6% 11.8% EBITDA Margin 6.4% 8.9% 7.2% 11.3% 14.1% 16.5% 17.6% uFCF Growth 110.0% 353.8% (164.7%) 129.0% 529.1% 29.3% 62.6% ($ in millions, except per share data) Source: Motion forecasts CY2013-CY2016 per management estimates and CY2017 per RBC estimates as of 1/2/2013 per direction of Special Committee with adjustments to revenue in Q1 2013 (and corresponding adjustment to EBITDA) based on management guidance publicly disclosed on 3/8/2013. Motion EBITDA is operating income adjusted for depreciation, amortization, stock-based compensation and other one-time costs. Enterprise Value (EV) = equity value + total debt + preferred stock + minority interest – cash & cash equivalents. (1) Multiple method applied to calculate terminal value. Enterprise value is the present value of the sum of cash flows and terminal value. Equity value equals enterprise value plus cash and cash equivalents ($64.8M) less total debt ($17.4M) less minority interest ($0.7). Shares outstanding based on Treasury Stock Method as of 4/22/2013. (2) Motion’s Weighted Average Cost of Capital (WACC) assumed to be 21.4%. EBITDA Terminal Multiple Method Revenue Terminal Multiple Method EBITDA Terminal Multiple Method (1) WACC 21.4% EV / EBITDA Multiple 4.0x Terminal Value $95.9 Time Period Present Value of Cash Flows $12.1 Present Value of Terminal Value $36.4 Enterprise Value $48.5 Plus: Cash 64.8 Less: Debt 18.1 Equity Value $95.2 Shares Outstanding 25.3 Share Price $3.77 Revenue Terminal Multiple Method (1) WACC 21.4% EV / Revenue Multiple 0.7x Terminal Value $95.4 Present Value of Cash Flows $12.1 Present Value of Terminal Value $36.2 Enterprise Value $48.3 Plus: Cash 64.8 Less: Debt 18.1 Equity Value $95.0 Shares Outstanding 25.3 Share Price $3.76 Share Price Share Price WACC (2) WACC (2) 19.4% 20.4% 21.4% 22.4% 23.4% 19.4% 20.4% 21.4% 22.4% 23.4% 2.0x $3.15 $3.10 $3.05 $3.00 $2.95 0.5x $3.44 $3.39 $3.35 $3.31 $3.27 3.0x $3.54 $3.47 $3.41 $3.34 $3.29 0.6x $3.66 $3.61 $3.55 $3.50 $3.46 4.0x $3.93 $3.85 $3.77 $3.69 $3.62 0.7x $3.88 $3.82 $3.76 $3.70 $3.65 5.0x $4.32 $4.22 $4.13 $4.04 $3.95 0.8x $4.10 $4.03 $3.96 $3.90 $3.83 6.0x $4.71 $4.60 $4.49 $4.38 $4.28 0.9x $4.33 $4.25 $4.17 $4.09 $4.02 Implied Perpetuity Growth Rate Implied Perpetuity Growth Rate WACC (2) WACC (2) 19.4% 20.4% 21.4% 22.4% 23.4% 19.4% 20.4% 21.4% 22.4% 23.4% 2.0x (10.3%) (9.5%) (8.8%) (8.0%) (7.3%) 0.5x (3.1%) (2.3%) (1.5%) (0.7%) 0.1% 3.0x (2.2%) (1.3%) (0.5%) 0.3% 1.1% 0.6x 0.0% 0.8% 1.7% 2.5% 3.4% 4.0x 2.5% 3.3% 4.2% 5.0% 5.9% 0.7x 2.4% 3.2% 4.1% 5.0% 5.8% 5.0x 5.5% 6.3% 7.2% 8.1% 9.0% 0.8x 4.2% 5.1% 6.0% 6.9% 7.7% 6.0x 7.5% 8.4% 9.3% 10.2% 11.1% 0.9x 5.7% 6.6% 7.5% 8.4% 9.3% Revenue Multiple EBITDA Multiple EBITDA Multiple Revenue Multiple

Additional Materials APPENDIX A

15 Motion Non-GAAP Income Statement (1) Source: Historical financials from company filings (10-Qs, 10-Ks, and accompanying 8-K press releases). Note: Presented on non-GAAP basis, adjusted for stock-based compensation, amortization of intangibles, and other one-time expenses. EBITDA is operating income adjusted for depreciation, amortization, restructurings, stock-based compensation and other one-time costs. (1) Projections per management estimates as of 1/2/2013 per direction of Special Committee with adjustments to revenue in Q1 2013 (and corresponding adjustment to EBITDA) based on management guidance publicly disclosed on 3/8/2013. ($ in millions, except per share data) 2013 CY2009 CY2010 CY2011 CY2012 Q1 Q2 Q3 Q4 CY2013 CY2014 CY2015 CY2016 Revenue Sensors $28,372 $27,790 $57,877 $54,491 $13,644 $15,646 $19,817 $78,000 $90,575 $105,844 Systems - 10,862 10,276 9,320 2,068 2,645 2,823 11,400 12,743 14,730 Total Revenue $28,372 $38,652 $68,153 $63,811 $12,000 $15,712 $18,291 $22,640 $68,644 $89,400 $103,318 $120,574 COGS Sensors $15,436 $17,682 $39,640 $35,073 $8,568 $9,882 $12,469 $48,324 $54,664 $63,506 Systems - 5,645 4,673 5,035 1,156 1,468 1,547 5,700 5,919 6,251 Total COGS $15,436 $23,327 $44,314 $40,108 $7,656 $9,724 $11,350 $14,016 $42,746 $54,024 $60,583 $69,758 Gross Profit Sensors $12,936 $10,108 $18,237 $19,418 $5,076 $5,764 $7,348 $29,677 $35,911 $42,338 Systems - 5,217 5,602 4,285 912 1,177 1,277 5,700 6,824 8,479 Total Gross Profit $12,936 $15,325 $23,839 $23,703 $4,344 $5,988 $6,941 $8,624 $25,898 $35,377 $42,735 $50,816 Operating Expenses G&A $6,149 $8,547 $10,355 $10,970 $2,966 $3,023 $3,011 $2,997 $11,997 $12,494 $12,997 $13,429 S&M 2,328 5,092 6,892 5,195 1,286 1,373 1,342 1,463 5,463 7,530 8,791 9,894 R&D 5,230 8,698 8,554 6,875 2,054 2,328 2,266 2,347 8,995 11,635 13,087 14,604 Total Operating Expenses $13,707 $22,337 $25,801 $23,040 $6,306 $6,724 $6,619 $6,807 $26,455 $31,659 $34,875 $37,927 Stock-Based Compensation 1,414 1,481 1,595 1,326 399 399 399 399 1,595 1,865 1,920 1,920 Operating Income $643 ($5,531) ($366) $1,990 ($1,563) ($337) $722 $2,216 $1,038 $5,582 $9,780 $14,809 Interest Income $819 $442 $438 $259 - - - - - - - - Other Non-Operating Income 215 815 1,718 510 - - - - - - - - Pre-Tax Income $1,677 ($4,274) $1,790 $2,758 ($1,563) ($337) $722 $2,216 $1,038 $5,582 $9,780 $14,809 Income Taxes $93 ($6) $77 $266 $46 $39 $83 $150 $318 $400 $710 $1,213 Noncontrolling Interest - 64 82 27 17 (10) 12 20 38 200 240 280 Net Income $1,584 ($4,332) $1,630 $2,465 ($1,626) ($366) $627 $2,046 $681 $4,982 $8,830 $13,316 Other Non-Operating Income $215 $815 $1,718 $510 - - - - - - - - Depreciation 1,899 2,313 3,114 3,212 878 950 1,047 1,062 3,937 4,690 5,010 5,315 EBITDA $2,757 ($2,467) $4,384 $5,685 ($702) $623 $1,757 $3,259 $4,936 $10,072 $14,550 $19,845 Growth & Margins Revenue Growth% 41.3% 36.2% 76.3% (6.4%) (21.9%) 30.9% 16.4% 23.8% 7.6% 30.2% 15.6% 16.7% Gross Margin % 45.6% 39.6% 35.0% 37.1% 36.2% 38.1% 37.9% 38.1% 37.7% 39.6% 41.4% 42.1% G&A Margin % 21.7% 22.1% 15.2% 17.2% 24.7% 19.2% 16.5% 13.2% 17.5% 14.0% 12.6% 11.1% Marketing Margin % 8.2% 13.2% 10.1% 8.1% 10.7% 8.7% 7.3% 6.5% 8.0% 8.4% 8.5% 8.2% R&D Margin % 18.4% 22.5% 12.6% 10.8% 17.1% 14.8% 12.4% 10.4% 13.1% 13.0% 12.7% 12.1% Operating Margin % 5.9% (11.1%) 2.6% 4.3% (13.0%) (2.1%) 3.9% 9.8% 1.5% 6.2% 9.5% 12.3%

16 $1.00 $1.50 $2.00 $2.50 $3.00 $3.50 $4.00 $4.50 $5.00 $5.50 Apr-11 Jun-11 Aug-11 Oct-11 Dec-11 Feb-12 Apr-12 Jun-12 Aug-12 Oct-12 Dec-12 Feb-13 Apr-13 Share Price ($US) 500 1,000 1,500 2,000 2,500 3,000 3,500 4,000 4,500 Volume Traded (000s) Motion Price Performance Source: FactSet, Capital IQ, Company press releases as of 4/19/2013. Volume-Weighted Historical Price Statistics Max / Min Summary Price Statistic (Date) Price Current Premium (Discount) Current (04/19/2013) $2.74 - High (03/16/2012) $5.20 (47.3%) Low (08/23/2012) $1.55 76.8% Period Volume (mm) Volume-Weighted Average Price Current Price Premium / (Discount) to Average Current (04/19/2013) $2.74 - 1-Month 0.7 $2.74 (0.1%) 3-Month 4.4 $3.16 (13.2%) 6-Month 14.8 $3.10 (11.6%) 1-Year 32.5 $2.58 6.2% 2-Year 45.1 $2.97 (7.8%) Offer Price: $4.225 3/14/2012: Craig Hallum initiates coverage with a buy rating and $5 price target 5/8/2012: Motion announces first quarter results and loss of top customer, Samsung 8/23/2012: Motion share price hits 52- week low 3/8/2013: Motion announces fourth quarter results and updated guidance for Q1 2013 11/20/2012: Iron publicly announces unsolicited bid of $4.00

17 Motion Stock Price Analysis: Last 1 Year Price Range Shares Traded % < $1.61 1,273,195 3.9% $1.61 - $2.00 9,643,573 29.5% $2.01 - $2.40 5,080,704 15.5% $2.41 - $2.80 1,610,162 4.9% $2.81 - $3.20 8,131,487 24.9% $3.21 - $3.60 4,913,789 15.0% $3.61 - $4.00 651,350 2.0% $4.01 - $4.40 366,898 1.1% > $4.40 1,021,911 3.1% Total Volume Traded 32,693,069 100.0% Volume as % Current Basic O/S 134.9% Mean Closing Share Price $2.62 Median Closing Share Price $2.50 3.9% 29.5% 15.5% 4.9% 24.9% 15.0% 2.0% 1.1% 3.1% 0.0% 5.0% 10.0% 15.0% 20.0% 25.0% 30.0% 35.0% < $1.61 $1.61 - $2.00 $2.01 - $2.40 $2.41 - $2.80 $2.81 - $3.20 $3.21 - $3.60 $3.61 - $4.00 $4.01 - $4.40 > $4.40 Motion Stock Price Analysis: Last 3 Months Price Range Shares Traded % < $1.61 0 0.0% $1.61 - $2.00 0 0.0% $2.01 - $2.40 0 0.0% $2.41 - $2.80 1,096,466 24.4% $2.81 - $3.20 967,929 21.6% $3.21 - $3.60 2,425,982 54.0% $3.61 - $4.00 0 0.0% $4.01 - $4.40 0 0.0% > $4.40 0 0.0% Total Volume Traded 4,490,377 100.0% Volume as % Current Basic O/S 18.5% Mean Closing Share Price $3.15 Median Closing Share Price $3.39 0.0% 0.0% 0.0% 24.4% 21.6% 54.0% 0.0% 0.0% 0.0% 0.0% 10.0% 20.0% 30.0% 40.0% 50.0% 60.0% < $1.61 $1.61 - $2.00 $2.01 - $2.40 $2.41 - $2.80 $2.81 - $3.20 $3.21 - $3.60 $3.61 - $4.00 $4.01 - $4.40 > $4.40 Motion Stock Price Analysis: Last 6 Months Price Range Shares Traded % < $1.61 0 0.0% $1.61 - $2.00 725,162 4.9% $2.01 - $2.40 0 0.0% $2.41 - $2.80 1,096,466 7.4% $2.81 - $3.20 8,131,487 54.7% $3.21 - $3.60 4,913,789 33.1% $3.61 - $4.00 0 0.0% $4.01 - $4.40 0 0.0% > $4.40 0 0.0% Total Volume Traded 14,866,904 100.0% Volume as % Current Basic O/S 61.3% Mean Closing Share Price $2.95 Median Closing Share Price $3.18 0.0% 4.9% 0.0% 7.4% 54.7% 33.1% 0.0% 0.0% 0.0% 0.0% 10.0% 20.0% 30.0% 40.0% 50.0% 60.0% < $1.61 $1.61 - $2.00 $2.01 - $2.40 $2.41 - $2.80 $2.81 - $3.20 $3.21 - $3.60 $3.61 - $4.00 $4.01 - $4.40 > $4.40 Motion Stock Price Analysis: Last 1 Month Price Range Shares Traded % < $1.61 0 0.0% $1.61 - $2.00 0 0.0% $2.01 - $2.40 0 0.0% $2.41 - $2.80 1,096,466 80.2% $2.81 - $3.20 270,720 19.8% $3.21 - $3.60 0 0.0% $3.61 - $4.00 0 0.0% $4.01 - $4.40 0 0.0% > $4.40 0 0.0% Total Volume Traded 1,367,186 100.0% Volume as % Current Basic O/S 5.6% Mean Closing Share Price $2.76 Median Closing Share Price $2.74 0.0% 0.0% 0.0% 80.2% 19.8% 0.0% 0.0% 0.0% 0.0% 0.0% 10.0% 20.0% 30.0% 40.0% 50.0% 60.0% 70.0% 80.0% 90.0% < $1.61 $1.61 - $2.00 $2.01 - $2.40 $2.41 - $2.80 $2.81 - $3.20 $3.21 - $3.60 $3.61 - $4.00 $4.01 - $4.40 > $4.40 Motion Shares Traded Analysis Source: FactSet as of 4/19/2013. Unaffected Price $1.74 Offer Price $4.225 Unaffected Price $1.74 Offer Price $4.225 Unaffected Price $1.74 Offer Price $4.225 Unaffected Price $1.74 Offer Price $4.225

18 Equity Research Summary on Motion Source: Bloomberg, FactSet, and Wall Street research. Financial metrics presented on non-GAAP basis. (1) Motion forecasts per management estimates as of 1/2/2013 per direction of Special Committee with adjustments to revenue in Q1 2013 (and corresponding adjustment to EBITDA) based on management guidance publicly disclosed on 3/8/2013. Presented on non-GAAP basis, adjusted for stock-based compensation, amortization of intangibles, and other one-time expenses. Report Target CY13E Statistics CY14E Statistics Bank Analyst Date Rating Price Revenue GM% EBIT% NM% EPS Revenue GM% EBIT% NM% EPS Craig Hallum Richard Shannon 03/08/13 Buy $4.00 $51.7 36.9% (15.1%) (11.8%) ($0.17) Needham Vernon Essi, Jr. 03/08/13 Hold NA $52.5 36.8% (9.9%) (9.1%) ($0.26) $59.2 36.8% 3.7% (3.4%) ($0.15) Average $4.00 $52.1 36.9% (12.5%) (10.5%) ($0.22) $59.2 36.8% 3.7% (3.4%) ($0.15) Motion Forecast (1) $68.6 37.7% 1.5% 1.0% $0.03 $89.4 39.6% 6.2% 5.6% $0.20 ($ in millions, except per share data)

19 Premiums Paid Analysis (1) Source: Dealogic, Capital IQ and FactSet. (1) Select U.S. technology M&A transactions with public targets listed on U.S. exchanges and Equity Values between $25 and $250 million that have been announced between 1/1/2008 and 4/19/2013. (2) Enterprise Value (EV) = equity value + total debt + preferred stock + minority interest – cash & cash equivalents. ($ in millions, except per share data) Spot Price Premiums Announcement Date Target Acquiror Enterprise Value (2) Equity Value 1 Day 1 Week 1 Month 12-Mar-13 Camelot Information Systems Inc (84.3159%) Existing Management (Simon Yiming Ma, Heidi Chou and Yuhui Wang) $85.1 $85.1 21.7% 23.3% 27.6% 04-Mar-13 Outdoor Channel Holdings Inc (Bid No 2) Kroenke Sports & Entertainment LLC $175.6 $234.3 15.9% 13.9% 16.8% 26-Dec-12 BCD Semiconductor Diodes $131.3 $154.7 101.0% 113.3% 98.0% 21-Nov-12 Versant Corp Actian Corp $15.4 $36.3 10.2% 10.2% 13.3% 20-Nov-12 Memsic Inc (80.474%) IDG-Accel China Growth Fund II LP $55.2 $96.8 139.5% 131.2% 113.9% 16-Nov-12 Outdoor Channel Holdings Inc InterMedia Outdoors Holding LLC $155.7 $214.4 11.3% 9.7% 8.6% 15-Oct-12 New Frontier Media Inc LFP Inc $20.5 $32.7 55.4% 55.4% 46.4% 18-Sep-12 Ditech Networks Inc Nuance Communications Inc $19.6 $40.5 79.5% 90.8% 76.8% 12-Sep-12 Mediware Information Systems Inc Thoma Bravo LLC $155.0 $195.1 39.7% 49.2% 56.9% 13-Aug-12 Pervasive Software Inc Actian Corp $121.3 $164.0 37.4% 34.1% 20.8% 19-Jun-12 Network Equipment Technologies Inc Sonus Networks Inc $42.7 $41.6 14.4% 20.5% 32.4% 19-Jun-12 Network Engines Inc Unicom Systems Inc $54.2 $62.0 85.5% 83.5% 72.6% 12-Jun-12 Ramtron International Cypress Semiconductor $100.3 $91.7 37.0% 41.7% 13.8% 10-Jun-12 Micronetics Inc Mercury Computer Systems Inc $87.6 $83.9 97.6% 98.9% 86.6% 21-May-12 Yucheng Technologies Ltd (83.8827%) New Sihitech Ltd (Mr Weidong Hong) $74.6 $76.0 22.6% 22.6% 25.0% 14-May-12 TII Network Technologies Inc Kelta Inc $29.4 $33.1 48.3% 55.8% 55.8% 07-May-12 GTSI Corp Unicom Systems Inc $34.4 $75.2 46.5% 46.5% 53.8% 17-Apr-12 SRS Labs Inc DTS Inc $113.8 $148.7 38.5% 38.9% 36.1% 26-Mar-12 Opnext Inc (Bid No 1) Oclaro Inc $62.0 $100.7 74.6% 68.4% 69.9% 15-Mar-12 RADVision Ltd Avaya Inc $173.2 $228.4 5.8% 52.9% 63.9% 22-Feb-12 Onvia Inc Symphony Technology Group LLC $24.6 $36.1 42.1% 34.9% 49.7% 21-Feb-12 China TransInfo Technology Corp TransCloud Co Ltd (Shudong Xia) $129.2 $142.8 12.6% 19.1% 23.1% 15-Dec-11 CryptoLogic Ltd (92.9689%) Amaya Gaming Group Inc $19.8 $35.0 54.6% 51.8% 86.4% 01-Nov-11 INX Inc Presidio Inc $136.9 $85.0 15.9% 13.5% 26.1% 11-Oct-11 BigBand Networks Inc Arris Group Inc $41.1 $169.0 76.4% 80.7% 68.4% 08-Jun-11 Multiband Corp UniTek Global Services Inc $136.1 $97.2 40.2% 41.5% 14.5% 09-Feb-11 Xeta Technologies Inc Paetec Holding Corp $62.4 $60.9 47.1% 56.3% 78.0% 07-Feb-11 Conexant Systems Golden Gate Capital $291.3 $206.2 27.0% 47.2% 64.4% 03-Feb-11 Answers Corp (Bid No 1) Summit Partners LP $113.2 $138.0 18.0% 22.0% 34.1% 01-Feb-11 NaviSite Inc Time Warner Cable Inc $263.2 $208.7 37.5% 45.5% 49.1% 18-Jan-11 Technology Research Corp Coleman Cable Inc $42.5 $51.2 87.5% 88.5% 94.6% 18-Jan-11 RAE Systems Inc Vector Capital $121.9 $133.9 35.5% 37.2% 38.0% 20-Dec-10 Lasercard Corp Assa Abloy AB $41.1 $77.2 37.7% 40.8% 35.3% 16-Dec-10 InfoLogix Inc Stanley Black & Decker Inc $60.5 $36.1 11.0% 11.0% 11.0% 29-Nov-10 Voltaire Ltd Mellanox Technologies Ltd $184.3 $217.3 36.9% 34.6% 29.4% 02-Nov-10 TechTeam Global Inc Stefanini IT Solutions $93.7 $93.4 16.8% 18.1% 19.1% 11-Oct-10 ActivIdentity Corp Assa Abloy AB $76.3 $153.7 43.2% 47.7% 54.0% 16-Sep-10 Occam Networks Inc Calix Inc $182.5 $224.4 46.0% 74.4% 38.7% 07-Sep-10 Microtune Zoran $86.4 $168.8 18.2% 28.1% 14.5% 01-Sep-10 Salary.com Inc Kenexa Corp $83.7 $83.7 43.3% 40.8% 38.4% 30-Aug-10 ADAM Inc Ebix Inc $68.2 $67.2 93.0% 87.7% 89.4% 17-Aug-10 Phoenix Technologies Ltd (Bid No 1) Marlin Equity Partners LLC $133.4 $173.3 37.3% 34.6% 34.6% 09-Jun-10 TTI Team Telecom International Ltd TEOCO Corp $34.9 $58.0 24.0% 17.2% 58.7% 17-May-10 Double-Take Software Inc Vision Solutions Inc $144.5 $232.1 9.2% 12.6% (3.4%) 17-May-10 EF Johnson Technologies Inc Francisco Partners LP $38.7 $42.0 2.9% 6.1% (1.9%) 30-Mar-10 White Electronic Designs Microsemi $103.7 $169.0 28.2% 29.4% 33.8% 15-Mar-10 Chordiant Software Inc Pegasystems Inc $117.7 $173.2 31.2% 37.7% 44.5% 23-Dec-09 Merrimac Industries Inc Crane Co $40.1 $51.6 39.7% 78.6% 68.2% 14-Dec-09 California Micro Devices ON Semiconductor $67.3 $111.5 54.1% 52.6% 61.5% 14-Dec-09 STARLIMS Technologies Ltd Abbott Laboratories $97.0 $123.0 42.9% 44.6% 90.5% 08-Dec-09 QuadraMed Corp Francisco Partners LP $109.9 $125.5 32.6% 32.6% 27.3%

20 Premiums Paid Analysis (cont.) (1) ($ in millions, except per share data) Spot Price Premiums Announcement Date Target Acquiror Enterprise Value (2) Equity Value 1 Day 1 Week 1 Month 07-Dec-09 Zilog IXYS $24.4 $62.4 21.1% 18.7% 36.9% 06-Oct-09 Merix Corp Viasystems Group Inc $128.0 $128.0 58.1% 51.4% 127.9% 25-Sep-09 Pomeroy IT Solutions Inc (Bid No 2) Platinum Equity Capital Partners II LP $56.1 $77.5 10.2% 11.7% 9.4% 27-Aug-09 NYFIX Inc NYSE Euronext $105.1 $144.2 94.8% 76.3% 129.5% 05-Aug-09 On2 Technologies Inc Google Inc $129.0 $128.9 96.0% 97.4% 92.3% 12-Jun-09 SoftBrands Inc Infor Global Solutions Inc; Golden Gate Capital Corp $89.1 $79.6 95.7% 100.0% 217.2% 28-May-09 FiberNet Telecom Group Inc (Bid No 1) Zayo Group $94.5 $89.4 15.2% 10.3% 13.3% 11-May-09 D&E Communications Inc WindStream Corp $340.8 $169.9 61.2% 93.3% 97.9% 11-May-09 Catapult Communications Corp Ixia $68.9 $105.3 9.5% 23.8% 35.0% 06-May-09 Borland Software Corp Micro Focus International plc $101.1 $109.5 43.8% 53.3% 121.2% 29-Apr-09 I-many Inc LLR Partners Inc $46.5 $33.8 90.7% 165.2% 221.1% 13-Apr-09 InFocus Corp Image Holdings Corp $8.5 $41.9 37.7% 43.9% 108.8% 13-Apr-09 Entrust Inc Thoma Bravo LLC $98.6 $122.9 19.8% 25.8% 36.1% 03-Apr-09 SumTotal Systems Inc (88%) (Bid No 1) Vista Equity Partners LLC $120.6 $163.8 153.9% 167.6% 275.0% 23-Feb-09 Emageon Inc AMICAS Inc $19.7 $39.1 142.7% 75.0% (7.1%) 23-Feb-09 Hifn Exar $30.7 $65.5 67.4% 38.9% 31.1% 09-Feb-09 SiRF Technology CSR $19.3 $135.1 90.7% 104.0% 28.0% 27-Jan-09 Avanex Corp Bookham Inc $1.3 $49.6 131.9% 143.0% 195.0% 23-Dec-08 Scopus Video Networks Ltd Harmonic Inc $76.5 $76.5 69.3% 65.3% 51.9% 02-Dec-08 Wavecom Sierra Wireless $116.8 $178.7 108.3% 107.3% 121.9% 20-Oct-08 Intraware Inc Acresso Software $16.7 $29.3 29.5% 15.3% 10.5% 25-Sep-08 Cherokee International LLC Lineage Power Holdings Inc $103.5 $62.3 33.3% 48.8% 12.7% 14-Sep-08 Napster Inc Best Buy Co Inc $59.3 $126.9 94.9% 102.3% 68.8% 04-Sep-08 Captaris Inc Open Text Corp $105.8 $127.4 28.3% 36.4% 42.4% 20-Aug-08 Aladdin Knowledge Systems Ltd Vector Capital $75.7 $159.6 1.2% 3.1% 29.2% 01-Aug-08 SIMTEK Corp Cypress Semiconductor $42.5 $45.6 47.7% 56.6% 44.4% 16-Jul-08 Catalyst Semiconductor ON Semiconductor $80.8 $110.5 53.7% 46.8% 38.7% 09-Jul-08 Centillium Transwitch $6.9 $43.7 72.9% 59.4% 34.2% 25-Jun-08 IONA Technologies plc Progress Software Corp $92.6 $149.1 12.5% 9.8% 9.8% 18-Jun-08 MEDecision Inc Health Care Service Corp $110.1 $114.4 324.2% 288.9% 329.5% 10-Jun-08 CAM Commerce Solutions Inc Great Hill Partners LLC $139.1 $167.5 7.3% 12.1% 14.8% 09-Jun-08 HireRight Inc US Investigations Services Inc $188.6 $226.4 88.6% 94.8% 110.3% 06-Jun-08 Tumbleweed Communications Corp Sopra Group SA $109.7 $138.2 52.5% 46.0% 100.0% 29-May-08 Kintera Inc Blackbaud Inc $43.2 $45.2 69.7% 57.8% 72.3% 16-May-08 Optium Corp Finisar Corp $179.1 $231.5 2.3% 2.4% 29.1% 01-May-08 NetManage Inc Micro Focus International plc $55.3 $80.6 73.5% 74.3% 71.4% 20-Mar-08 Synplicity Inc Synopsys Inc $166.4 $211.7 52.1% 54.4% 90.5% 10-Mar-08 Iomega Corp EMC Corp $147.2 $210.8 44.7% 37.5% 37.0% 09-Mar-08 WJ Communications TriQuint Semiconductor $56.4 $73.1 17.6% 38.9% 56.3% 03-Mar-08 Optio Software Inc Bottomline Technologies Inc $31.9 $39.4 48.0% 54.2% 54.2% 21-Feb-08 ESS Technology Imperium Partners $6.3 $58.3 36.7% 35.5% 46.4% 21-Feb-08 SYS Technologies LLC Kratos Defense & Security Solutions Inc $55.7 $53.3 36.5% 37.4% 42.0% 03-Feb-08 Sigmatel Freescale Semiconductor $37.7 $109.3 67.6% 73.4% 54.6% 15-Jan-08 Manatron Inc Thoma Cressey Bravo $61.5 $61.5 36.4% 42.4% 44.6% Low Low 1.2% 2.4% (7.1%) Median Median 40.2% 45.5% 44.6% Mean Mean 51.3% 54.0% 60.5% High High 324.2% 288.9% 329.5% Motion (3) - at $4.225 / share (Unaffected) 142.8% 144.2% 130.9% Source: Dealogic, Capital IQ and FactSet. (1) Select U.S. technology M&A transactions with public targets listed on U.S. exchanges and Equity Values between $25 and $250 million that have been announced between 1/1/2008 and 4/19/2013. (2) Enterprise Value (EV) = equity value + total debt + preferred stock + minority interest – cash & cash equivalents. (3) Implied spot premiums based on unaffected share price as of 11/20/2012 of $1.74.

21 Weighted Average Cost of Capital (WACC) Analysis Source: Analysis as of 4/19/2013. (1) Based on fully diluted shares outstanding using the Treasury Stock Method (TSM). (2) 2 year adjusted Beta per Bloomberg. (3) Long term D/E ratio projected to be zero after repayment of outstanding debt per Management estimates. (4) U.S. 20-year treasury yield from 2012 Ibbotson. (5) Source: Ibbotson 2012. ($ in millions) Mkt Value Debt / Debt / Tax Levered Unlevered Total Debt of Equity (1) Equity (%) Total Capital (%) Rate Beta (2) Beta Company Ticker [D] [E] [D/E] [D/TC] [t] [B(l)] [B(u)] MEMSIC MEMS $17.4 $69.2 25.2% 20.1% 10.0% 1.32 1.08 Weighted Average Cost of Capital Calculation Assumptions Assumed Debt / Total Capital [D/TC](3) 0.0% Formulas: Assumed Debt / Equity [D/E] 0.0% Capital Asset Pricing Model (CAPM): Pre-Tax Weighted Average Cost of Debt [K(d)] 10.0% - K(e) = R(f) + B(l) * [ R(m) - R(f) ] + Size Premium Unlevered Beta 1.08 Unlevering / Relevering Beta: Re-Levered Beta 1.08 - B(u) = B(l) / [ 1 + ( 1 - t ) * ( D / E ) ] Risk Free Rate [R(f)](4) 2.5% - B(l) = B(u) * [ 1 + ( 1 - t ) * ( D / E ) ] Equity Risk Premium [R(m) - R(f)](5) 6.6% Tax Rate [t] 10.0% Weighted Average Cost of Capital (WACC): Size Premium(5) 11.8% - WACC = [( D / TC ) * K(d)*(1-t)] + [( E / TC ) * K(e)] Cost of Equity [K(e)] 21.4% WACC: 21.4%